EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3ASR (File No. 333-271418) and S-8 (File Nos. 333-226340, 333-230419, 333-237219, 333-254283, 333-263149, 333-270196, 333-277667, and 333-285415) of our report dated February 28, 2025, relating to the consolidated financial statements of Establishment Labs Holdings Inc. (the “Company”) as of December 31, 2024 appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Marcum LLP

Los Angeles, California
February 27, 2026